UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined financial information gives effect to the planned acquisition of Quest Nutrition, LLC (“Quest”), by Atkins Nutritionals, Inc.'s, a wholly-owned subsidiary of The Simply Good Foods Company (“Simply Good Foods” or the “Company”), of 100% of the equity interests of each of Voyage Holdings, LLC (“Voyage”) and VMG Quest Blocker, Inc. (“VMG Blocker”) for a cash purchase price of $1,000,000,000 (the “Acquisition”) and the related financing transactions to fund the Acquisition, further described in Note 1—Description of the Transactions and Basis of Presentation. The unaudited pro forma combined financial information set forth below has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Acquisition been completed on the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma combined balance sheet gives effect to the Acquisition as if it had occurred on May 25, 2019. The unaudited pro forma combined statements of operations each give effect to the Acquisition as if it had occurred on August 27, 2017 (the first day of the Company’s fiscal year 2018).

The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company and Voyage for the applicable periods, which are incorporated by reference into this filing:

•
Audited historical financial statements of Simply Good Foods as of and for the year ended August 25, 2018, and the related notes included in Simply Good Foods’ Annual Report on Form 10-K filed with the SEC on October 24, 2018;

•
Audited historical financial statements of Voyage as of and for the year ended December 31, 2017, and the related notes included in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached;

•
Audited historical financial statements of Voyage as of and for the year ended December 31, 2018, and the related notes included in Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached;

•
Unaudited historical financial statements of Simply Good Foods as of and for the nine months ended May 25, 2019 and the related notes included in Simply Good Foods’ Quarterly Report on Form 10-Q filed with the SEC on July 2, 2019; and

•
Unaudited historical financial statements of Voyage as of and for the six months ended June 30, 2019 and the related notes included in Exhibit 99.2 to the Current Report on Form 8-K to which this Exhibit 99.3 is attached.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets will be recognized as goodwill. The Company has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the assumed acquisition date of May 25, 2019 based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the Company’s future results of operations and financial position.

The unaudited pro forma combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, nor the costs that may be incurred to achieve such benefits.

The Simply Good Foods Company and Subsidiaries
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of May 25, 2019

	The Simply Good Foods Company (Historical)	Voyage Holdings, LLC (Historical, as adjusted) [1]	Pro Forma Adjustments		Financing Adjustments		Pro Forma Combined
(in thousands)
Assets
Cash and cash equivalents	$247,618	934	(1,001,072)	A	858,400	F,H	$105,880
Accounts receivable, net	42,809	35,663	—		—		78,472
Inventories	41,574	35,769	3,902	K	—		81,245
Prepaid expenses	3,318	1,289	—		—		4,607
Other current assets	3,870	73	—		—		3,943
Total current assets	339,189	73,728	(997,170)		858,400		274,147
Property and equipment, net	2,460	10,641	—		—		13,101
Intangible assets, net	307,765	3,442	840,000	B	—		1,151,207
Goodwill	471,427	—	110,403	C	—		581,830
Other long-term assets	3,768	221	—		—		3,989
Total assets	$1,124,609	88,032	(46,767)		858,400		$2,024,274

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$17,326	24,826	—		—		$42,152
Accrued interest	1,478	—	—		—		1,478
Accrued expenses and other current liabilities	19,841	14,558	18,960	D	—		53,359
Current maturities of long-term debt	655	53,522	(53,522)	E	4,800	F	5,455
Mandatorily redeemable preferred units	—	375,833	(375,833)	J	—		—
Total current liabilities	39,300	468,739	(410,395)		4,800		102,444
Long-term liabilities
Long-term debt, less current maturities	190,429	9,686	(9,686)	F	465,600	F	656,029
Deferred income taxes	64,301	—	—		—		64,301
Other long-term liabilities	593	18,126	(18,126)	G	—		593
Total liabilities	294,623	496,551	(438,207)		470,400		823,367

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—	—		—		—
Common stock	819	—	—		—		819
Treasury stock	(1,664)	—	—		—		(1,664)
Additional paid-in capital	732,181	—	—		388,000	H	1,120,181
Retained earnings (Accumulated deficit)	99,739	(408,519)	391,440	I	—		82,660
Accumulated other comprehensive loss	(1,089)	—	—		—		(1,089)
Total stockholders’ equity (deficit)	829,986	(408,519)	391,440		388,000		1,200,907
Total liabilities and stockholders’ equity (deficit)	$1,124,609	88,032	(46,767)		858,400		$2,024,274

1 Refer to Note 3 for additional details regarding reclassifications to conform with that of Simply Good Foods.

The Simply Good Foods Company and Subsidiaries
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the 52 weeks ended August 25, 2018

	The Simply Good Foods Company (Historical)	Voyage Holdings, LLC (Historical, as adjusted) [1]	Pro Forma Adjustments		Financing Adjustments		Pro Forma Combined
(in thousands)
Net sales	$431,429	277,120	—		—		$708,549
Cost of goods sold	223,873	172,243	—		—		396,116
Gross profit	207,556	104,877	—		—		312,433
Operating expenses:
Distribution	19,685	13,039	—		—		32,724
Selling	17,802	4,378	—		—		22,180
Marketing	41,290	21,490	—		—		62,780
General and administrative	56,333	54,873	188	A	—		111,394
Depreciation and amortization	7,672	2,849	8,000	B	—		18,521
Business transaction costs	2,259	—	—		—		2,259
(Gain) in fair value change of contingent consideration - TRA liability	(2,848)	—	—		—		(2,848)
Other expense	633	520	—		—		1,153
Impairment loss	-	29,693	—		—		29,693
Total operating expenses	142,826	126,842	8,188		—		277,856

Income (loss) from operations	64,730	(21,965)	(8,188)		—		34,577

Other income (expense):
Interest expense	(12,551)	(5,853)	5,853	C	(29,435)	C	(41,986)
Interest expense related to mandatorily redeemable preferred units	—	(58,850)	58,850	E	—		—
Gain on foreign currency transactions	97	—	—		—		97
Other income	815	673	—		—		1,488
Derivative valuation gain (loss)	-	2,253	(2,253)	F	—		—
Total other (expense) income	(11,639)	(61,777)	62,450		(29,435)		(40,401)

Income (loss) before taxes	53,091	(83,742)	54,262		(29,435)		(5,824)

Income tax (benefit) expense	(17,364)	118	(8,254)	D	(8,242)	D	(33,742)
Net income (loss)	$70,455	(83,860)	62,516		(21,193)		$27,918

Earnings per share from net income:
Basic	$1.00	—	—		—		$0.33	H
Diluted	$0.96	—	—		—		$0.32	H
Weighted average shares outstanding:
Basic	70,582,149	—	—		—		84,592,657	H
Diluted	73,681,355	—	—		—		87,691,863	H

1 Refer to Note 3 for additional details regarding reclassifications to conform with that of Simply Good Foods.

Simply Good Foods Company and Subsidiaries
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the 39 weeks ended May 25, 2019

	The Simply Good Foods Company (Historical)	Voyage Holdings, LLC (Historical, as adjusted) [1]	Pro Forma Adjustments		Financing Adjustments		Pro Forma Combined
(in thousands)
Net sales	$384,199	239,857	—		—		$624,056
Cost of goods sold	202,190	142,408	—		—		344,598
Gross profit	182,009	97,449	—		—		279,458
Operating expenses:
Distribution	17,327	9,647	—		—		26,974
Selling	9,191	3,634	—		—		12,825
Marketing	38,407	14,491	—		—		52,898
General and administrative	47,994	42,268	141	A	—		90,403
Depreciation and amortization	5,754	1,467	6,000	B	—		13,221
Business transaction costs	2,087	450	(450)	G	—		2,087
Loss in fair value change of contingent consideration – TRA liability	533	—	—		—		533
Other expense	22	—	—		—		22
Net loss on disposition of property and equipment	—	18	—		—		18
Total operating expenses	121,315	71,975	5,691		—		198,981

Income (loss) from operations	60,694	25,474	(5,691)		—		80,477

Other (expense) income:
Interest income	2,731	—	—		—		2,731
Interest expense	(10,033)	(4,215)	4,215	C	(21,928)	C	(31,961)
Interest expense related to mandatorily redeemable preferred units	—	(56,238)	56,238	E	—		—
Gain on settlement of TRA liability	1,534	—	—		—		1,534
Loss on foreign currency transactions	(421)	(6)	—		—		(427)
Other income	176	—	—		—		176
Derivative valuation (loss) gain	—	(5,757)	5,757	F	—		—
Total other (expense) income	(6,013)	(66,216)	66,210		(21,928)		(27,947)

Income (loss) before taxes	54,681	(40,742)	60,519		(21,928)		52,530

Income tax expense (benefit)	13,236	30	5,491	D	(6,140)	D	12,617
Net income (loss)	$41,445	(40,772)	55,028		(15,788)		$39,913

Earnings per share from net income:
Basic	$0.52	—	—		—		$0.42	H
Diluted	$0.49	—	—		—		$0.40	H
Weighted average shares outstanding:
Basic	80,362,978	—	—		—		94,373,486	H
Diluted	84,695,703	—	—		—		98,706,211	H

1 Refer to Note 3 for additional details regarding reclassifications to conform with that of Simply Good Foods.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Description of the Transactions and Basis of Presentation

The Transactions

On August 21, 2019, Atkins Nutritionals, Inc. entered into a Stock and Unit Purchase Agreement (the “Purchase Agreement”) with Voyage Holdings LLC along with VMG Quest Blocker, Inc., a Delaware corporation and related party of Voyage Holdings LLC. Atkins Nutritionals, Inc. is a wholly owned subsidiary of The Simply Good Foods Company.

Pursuant to the Purchase Agreement, the Company will acquire Quest Nutrition, LLC at the closing of the transactions contemplated thereby (the “Acquisition”), via Atkins’ acquisition of 100% of the equity interests of each of Voyage and VMG Blocker for a cash purchase price of $1.0 billion. Quest Nutrition, LLC is wholly owned by Voyage.

The equity interests purchased include the Class A units of Voyage which are liability-classified in the historical financial statements of Voyage. The purchase price attributable to the Class A units is approximately $450 million and will be referred to throughout the unaudited pro forma financial information as the “VMG Exit Payment”.

In order to finance the Acquisition, (a) Simply Good Foods intends to raise an estimated $400 million via the issuance of shares of its common stock, and (b) Simply Good Foods intends to borrow an additional $480 million under the First Lien Credit Agreement (the “New Term Loan”) (together with the Acquisition, the “Transactions”).

Pro Forma Adjustments

The unaudited pro forma combined statements of operations illustrate the effects of the Transactions as if they had been completed on August 27, 2017, and the unaudited pro forma combined balance sheet reflects the effects of the Transactions as if they had been completed on May 25, 2019. The historical consolidated financial information has been adjusted to give pro forma effect to events that are: (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

ASC 805 requires, among other things, that assets and liabilities acquired be recognized at fair value as of the acquisition date. Financial statements of Simply Good Foods issued after completion of the acquisition will reflect such fair values, measured as of the acquisition date, which will be different than the preliminary estimated fair values included in these unaudited pro forma combined financial statements. These differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the Company’s future results of operations and financial position.

Historical Information

The unaudited pro forma combined financial information was derived from Simply Good Foods’ and Voyage’s historical consolidated financial statements, which were both prepared in accordance with accounting principles generally accepted in the United States.

Simply Good Foods and Voyage have different fiscal year ends, with Simply Good Foods’ fiscal year being the last Saturday of August and Voyage’s fiscal year end being December 31. Because the year ends differ by more than 93 days, Voyage’s financial information is required to be adjusted to a period within 93 days of Simply Good Foods’ fiscal year end. For the purposes of preparing the unaudited pro forma combined statement of operations for the 52 weeks ended August 25, 2018, Voyage’s unaudited consolidated statement of operations for the twelve months ended June 30, 2018 was derived by adding the historical unaudited consolidated statement of operations for the six months ended June 30, 2018 to the audited consolidated statement of operations for the fiscal year ended December 31, 2017, and deducting the historical unaudited consolidated statement of operations for the six months ended June 30, 2017. For the purposes of preparing the unaudited pro forma combined statement of operations for the 39 weeks ended May 25, 2019, Voyage’s unaudited consolidated statement of operations for the nine months ended June 30, 2019 was derived by adding the historical unaudited consolidated statement of operations for the six months ended June 30, 2019, to the audited consolidated statement of operations for the fiscal year ended December 31, 2018 and deducting the historical unaudited consolidated statement of operations for the nine months ended September 30, 2018. The historical consolidated financial information of Simply Good Foods was combined with the adjusted historical consolidated Voyage financial information as follows:

•
The unaudited pro forma combined balance sheet as of May 25, 2019 combines the unaudited consolidated balance sheet of Simply Good Foods as of May 25, 2019 and the unaudited consolidated balance sheet of Voyage as of June 30, 2019.

•
The unaudited pro forma combined statement of operations for the 52 weeks ended August 25, 2018 combines the audited consolidated statement of operations of Simply Good Foods for the 52 weeks ended August 25, 2018 with the unaudited consolidated statement of operations of Voyage for the twelve months ended June 30, 2018.

•
The unaudited pro forma combined statement of operations for the 39 weeks ended May 25, 2019 combines the unaudited consolidated statement of operations of Simply Good Foods for the 39 weeks ended May 25, 2019 with the unaudited consolidated statement of operations of Voyage for the nine months ended June 30, 2019.

As a result, the unaudited pro forma combined statements of operations do not contain Voyage’s results of operations for the period between July 1, 2018 and September 30, 2018. Voyage’s revenues and net loss for this period were approximately $68.9 million and $(20.5) million, respectively.

The unaudited pro forma combined financial information has been prepared using Simply Good Foods’ significant accounting policies as set forth in our audited consolidated financial statements for the fiscal year ended August 25, 2018. Certain reclassification and accounting policy alignment adjustments have been made in order to conform Voyage’s consolidated historical consolidated financial statements to Simply Good Foods’ consolidated financial statement presentation. Refer to Note 3—Accounting Policy Alignment and Reclassifications for more details.

2. Estimated Purchase Consideration and Preliminary Purchase Price Allocation

The estimated preliminary purchase price is as follows (in thousands):

Estimated Purchase Consideration
Consideration paid to selling shareholders	$450,135
Settlement of VMG Exit Payment	450,000
Settlement of outstanding debt	77,865
Settlement of Montage success fee	14,300
Settlement of transaction bonuses	7,772
Unclaimed workers compensation	600
Reimbursement of transaction expenses	400
$1,001,072

The table below represents the preliminary purchase price allocation based on estimates, assumptions, valuations and other analyses as of May 25, 2019, that have not been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuations and other studies that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.
The total preliminary estimated purchase consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of Voyage based on their estimated fair values as if the Acquisition had occurred on May 25, 2019, which is the assumed acquisition date for purposes of the pro forma balance sheet (in thousands):

Assets acquired
Current assets	$77,630
Property and equipment	10,641
Intangible assets	843,442
Other long-term assets	221
Total assets acquired	931,934
Liabilities assumed
Current liabilities	41,265
Current portion of long-term debt and capital leases	—
Long term portion of long-term debt and capital leases	—
Other long-term liabilities	—
Deferred tax liability, net	—
Total liabilities assumed	41,265
Net assets acquired, excluding goodwill	890,669
Total preliminary purchase consideration	1,001,072
Goodwill	$110,403

As of the closing date of the Acquisition, the recorded value of our intangible assets will be adjusted for the preliminary purchase price allocation. The fair value and useful lives assigned to the identifiable intangible assets have been estimated based on preliminary assumptions. These estimated fair values and useful lives are considered preliminary and are subject to change. Any change in the amount of the final purchase price allocated to amortizable, definite-lived intangible assets could materially affect the carrying amount and related amortization expense of such assets.

3. Accounting Policy Alignment and Reclassifications

The unaudited pro forma combined financial information has been prepared using Simply Good Foods’ significant accounting policies as set forth in our audited consolidated financial statements for the fiscal year ended August 25, 2018. Based on the procedures performed to date, the accounting policies of Voyage are similar in most material respects to Simply Good Foods’ accounting policies.

As more information becomes available, we will complete a more detailed review of Voyage’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.

Certain historical financial statement line items of Voyage were renamed in order to conform to Simply Good Foods’ presentation as follows:

•	Prepaid expenses and other current assets was reclassified as Prepaid expenses;

•	Internal-use software—net was reclassified as Intangible assets, net;

•	Other assets was reclassified as Other long-term assets;

•	Subordinated debt was reclassified as Long-term debt, less current maturities

•	Members’ deficit was reclassified as Retained earnings (Accumulated deficit);

•	Revenue—net was reclassified as Net sales.

Simply Good Foods identified other reclassification adjustments that were necessary to conform Voyage’s financial statement presentation to that of Simply Good Foods. For purposes of the pro forma financial statements, Voyage’s historical balance sheet and statements of operations have been adjusted to reflect these reclassifications.

	Historical Voyage Holdings, LLC presentation	Reclassification adjustment to conform to Simply Good Foods presentation	Revised Voyage Holdings, LLC historical
Balance Sheet
As of May 25, 2019
(in thousands)
Other receivables	$2,696	$(2,696)	$—
Accounts receivable, net	33,040	2,623	35,663
Other current assets	—	73	73

Accrued expenses	14,457	(14,457)	—
Unearned revenue	101	(101)	—
Accrued expenses and other current liabilities	—	14,558	14,558

Line of credit	3,000	(3,000)	—
Current portion of long-term debt	50,522	(50,522)	—
Current maturities of long-term debt	—	53,522	53,522

Derivative	12,613	(12,613)	—
Deferred rent and tenant improvement allowance	5,513	(5,513)	—
Other long-term liabilities	—	18,126	18,126

Statement of Operations
39 weeks ended May 25, 2019
(in thousands)
Cost of products sold	156,972	(156,972)	—
Selling, general and administrative expenses	57,393	(57,393)	—
Cost of goods sold	—	142,408	142,408
Distribution	—	9,647	9,647
Selling	—	3,634	3,634
Marketing	—	14,491	14,491
General and administrative	—	42,268	42,268
Depreciation and amortization	—	1,467	1,467
Business transaction costs	—	450	450

Other Expense	(6)	6	—
Gain (loss) on foreign currency transactions	—	(6)	(6)

Statement of Operations
52 weeks ended August 25, 2018
(in thousands)
Cost of products sold	192,096	(192,096)	—
Selling, general and administrative expenses	76,776	(76,776)	—
Cost of goods sold	—	172,243	172,243
Distribution	—	13,039	13,039
Selling	—	4,378	4,378
Marketing	—	21,490	21,490
General and administrative	—	54,873	54,873
Depreciation and amortization	—	2,849	2,849

4. Unaudited Pro Forma Combined Balance Sheet Adjustments

A.
Reflects the repayment of Voyage’s historical indebtedness, settlement of equity awards and unclaimed workers' compensation, payment of transaction costs and payment of transaction bonuses that were paid to certain employees in connection with the close of the Transactions, as follows (in thousands):

Repayment of long-term historical indebtedness	$(9,686)
Repayment of short-term historical indebtedness	(53,949)
Settlement of accrued expenses	(14,230)
Settlement of VMG Exit Payment	(450,000)
Settlement of Voyage transaction costs directly attributable to the Acquisition (i)	(400)
Settlement of Montage success fee (ii)	(14,300)
Payment of transaction bonuses (iii)	(7,772)
Cash consideration paid to sellers	(450,135)
Settlement of unclaimed workers’ compensation	(600)
$(1,001,072)

i.	The pro forma statements of operations have not been adjusted for these costs as they do not have a continuing impact.

ii.	Represents the success fee payment to Montage Capital II L.P., a prior lender, that was triggered (single trigger) as a result of the Acquisition.

iii.	Represents bonus amounts paid to key officers and employees of Quest for achieving a successful sale of the company.

B.	Represents the adjustment to step-up our identified intangible assets to their estimated fair value based on our preliminary purchase price allocation (in thousands):

	Historical Net Book Value	Estimated Fair Value	Pro Forma Adjustments
Brands	$—	$720,000	$720,000
Customer relationships	—	120,000	120,000
Internal-use software	3,442	3,442	—
Net adjustment to Intangible assets, net	$3,442	$843,442	$840,000

C.	Reflects the Goodwill to be recorded based on our preliminary purchase price allocation.

D.	Adjustments to Accrued expenses and other current liabilities are as follows (in thousands):

Elimination of deferred rent	$(228)
Settlement of accrued expenses	(14,230)
Accrual of transaction expenses (i)	33,418
Net adjustment to Accrued expenses and other current liabilities	$18,960

i.
Reflects the accrual of transaction costs estimated to be incurred after May 25, 2019, as these Simply Good Food's transaction costs are assumed to have been incurred as of May 25, 2019. No adjustment was made to the unaudited pro forma combined statements of operations as the transaction costs do not have a continuing impact.

E.	Reflects the settlement of the current portion of Voyage’s historical indebtedness.

F.	Reflects the settlement of historical long-term indebtedness and anticipated borrowings to fund the Acquisition (in thousands):

Settlement of historical subordinated debt	$(9,686)
Incremental borrowing under term loan	480,000
Less: current portion	(4,800)
Less: original issue discount and capitalized debt issue costs	(9,600)
Net adjustment to Long-term debt	$455,914

G.	Reflects the settlement of Other long-term liabilities as follows (in thousands):

Elimination of long-term deferred rent	$(5,513)
Settlement of Montage success fee	(12,613)
Net adjustment to Other long-term liabilities	$(18,126)

H.	Reflects the proceeds received from the issuance of 14,010,508 shares of the Company's Common stock.

I.	Represents the net adjustment to Retained earnings (Accumulated deficit) in conjunction with the Transactions calculated as follows (in thousands):

Elimination of historical Retained earnings (Accumulated deficit)	$408,519
Non-capitalizable acquisition costs charged to equity(i)	(17,079)
Net adjustment to Retained earnings (Accumulated deficit)	$391,440

(i)	No adjustment was made to the unaudited pro forma combined statements of operations as these transaction costs do not have a continuing impact.

J.	Represents the elimination of the mandatorily redeemable preferred units as a result of the VMG Exit Payment.

K.
Represents the adjustment to step-up inventory to its estimated fair value based on our preliminary purchase price allocation. This adjustment is not expected to have a continuing impact to cost of goods sold, and therefore no adjustment was made to the pro forma statements of operations.

5. Unaudited Pro forma Combined Statements of Operations Adjustments:

A.
Reflects expense related to retention awards granted. Simply Good Foods is in the process of assessing additional retention awards that will be granted to certain employees of Quest, which are not deemed to be material to the unaudited pro forma combined statements of operations.

B.
Reflects amortization of the acquired customer relationships based on the preliminary estimated fair value and 15-year useful life expected to be recorded as a result of the Acquisition. Brand has an indefinite life resulting in no incremental amortization expense. Additionally, management estimates that the book value of acquired internal-use software approximates fair value, resulting in no incremental amortization.

An increase or decrease of 10% in the estimated fair value of customer relationships would result in an increase or decrease of $0.8 million and $0.6 million of amortization expense for the 52 weeks ended August 25, 2018 and for the 39 weeks ended May 25, 2019, respectively.

C.
Reflects: (1) interest expense based upon an interest rate of 3.75% plus LIBOR on the New Term Loan; and (2) the amortization of capitalized debt issuance costs associated with the New Term Loan as presented below. Debt issuance costs will be amortized over the life of the related debt using the effective interest method. A summary of the effects of the adjustments on interest expense are as follows (in thousands):

	52 weeks ended August 25, 2018	39 weeks ended May 25, 2019
Estimated interest expense related to newly issued debt	$(29,435)	$(21,928)
Elimination of historical interest expense	5,853	4,215
Incremental interest expense	$(23,582)	$(17,713)
Impact of variable interest rate increase of 1/8%	$(593)	$(442)
Impact of variable interest rate decrease of 1/8%	$593	$442

D.
Reflects Simply Good Foods' estimated share of taxes from Voyage which will be included in our consolidated tax provision upon acquisition. The pro forma tax adjustment was calculated using an estimated blended statutory tax rate of 28%, and includes (1) Voyage's historical income (loss) before taxes and pro forma adjustments and (2) the financing adjustments. The unaudited pro forma tax expense (benefit) does not purport to represent what our income tax expense (benefit) would have been if the Transactions had occurred on August 27, 2017. Simply Good Foods taxes subsequent to the acquisition date will be impacted by an estimated net operating loss carryforward of $0.4 million and a prepaid tax asset of $1.5 million related to a holding company transferred to Simply Good Foods as part of the Acquisition.

E.	Represents the elimination of interest expense related to the mandatorily redeemable preferred units as a result of the VMG Exit Payment.

F.	Represents the elimination of the gain (loss) related to the Montage derivative that was settled in connection with the Acquisition.

G.	Reflects the elimination of transaction costs directly attributable to the Acquisition as they do not have a continuing impact.

H.
The unaudited pro forma combined basic and diluted earnings per share calculations are based on the basic and diluted weighted-average outstanding shares of Simply Good Foods, after giving effect to the issuance of the Common Stock hereby as if the Common Stock were issued on August 27, 2017, the first day of Simply Good Foods’ fiscal year 2018. The pro forma combined basic and diluted earnings per share does not give effect to any equity replacement awards or other equity incentive awards that may be granted after the date of this filing, as Simply Good Foods is still in the early stages of determining such awards. Any awards that may be issued could have a material impact to the unaudited pro forma combined basic and diluted earnings per share. The unaudited pro forma basic and diluted earnings per share was calculated as follows:

	52 weeks ended August 25, 2018	39 weeks ended May 25, 2019
Pro Forma Weighted Average Shares (Basic)
Historical weighted average shares outstanding	70,582,149	80,362,978
Shares of common stock issued to finance the Acquisition	14,010,508	14,010,508
Pro forma basic weighted average shares	84,592,657	94,373,486

Pro Forma Weighted Average Shares (Diluted)
Historical diluted weighted average shares outstanding	73,681,355	84,695,703
Shares of common stock issued to finance the Acquisition	14,010,508	14,010,508
Pro forma diluted weighted average shares outstanding	87,691,863	98,706,211

Pro Forma Earnings per Share
Pro forma net income (in thousands)	$27,918	$39,913
Pro forma basic earnings per share	$0.33	$0.42
Pro forma diluted earnings per share	$0.32	$0.40